Exhibit 10.14

AGREED FORM

PROXY AND VOTING AGREEMENT

This Proxy and Voting Agreement, dated as of [  ] (this “Agreement”), is by and among Barry Diller, an individual (“Diller”), John C. Malone, an individual (“Malone”), and Leslie Malone, an individual (“Mrs. Malone” and together with Malone, the “Malone Group”).

WHEREAS, Liberty Interactive Corporation, a Delaware corporation (“Liberty”), has determined to engage in the Split-Off (as defined in the Transaction Agreement) and has received the approval of the holders of LVNTA and LVNTB to redeem a portion of such shares in order to effect the Split-Off;

WHEREAS, pursuant to Section 3.3 of that certain Amended and Restated Stockholders Agreement, dated as of December 20, 2011 (the “Stockholders Agreement”), Liberty granted Diller the Liberty Proxy (as defined in the Stockholders Agreement) (as assigned to Splitco pursuant to the Stockholders Agreement Assignment, the “Splitco Proxy”);

WHEREAS, Liberty, Splitco, Diller, and the Malone Group have entered into a transaction agreement, dated as of March 24, 2016, as amended and restated as of September 22, 2016, and as may be further amended in accordance with the terms thereof (the “Transaction Agreement”), pursuant to which the parties thereto set forth certain agreements in connection with the Split-Off and the other Transaction Instruments;

WHEREAS, as provided in and in accordance with the terms of the Transaction Agreement, subject to the completion of the Split-Off, prior to or concurrently with the execution of this Agreement, (i) Diller, Splitco and Liberty will enter into an Assignment and Assumption of Governance Agreement with Expedia (the “Governance Agreement Assignment”), pursuant to which, in accordance with Section 5.01 of the Amended and Restated Governance Agreement, dated as of December 20, 2011 (the “Governance Agreement”), among other things, all rights and obligations of Liberty under the Governance Agreement will be assigned to Splitco and Splitco will assume such rights and obligations and Expedia will consent to such assignment, (ii) Liberty, Diller and Splitco will enter into an Assignment and Assumption of Stockholders Agreement (the “Stockholders Agreement Assignment”), pursuant to which, in accordance with Section 5.1 of the Stockholders Agreement, all rights and obligations of Liberty under the Stockholders Agreement will be assigned to Splitco, Splitco will assume such rights and obligations and Diller will consent to such assignment, (iii) Splitco and Diller will enter into Amendment No. 1 to Stockholders Agreement (the “Stockholders Agreement Amendment”) to provide for certain waivers under the Stockholders Agreement and agreements relating to the voting of Common Shares (as defined in the Stockholders Agreement) Beneficially Owned by such parties or with respect to which such parties have the power to vote, and (iv) Diller and Splitco will enter into an Assignment Agreement (the “Diller Assignment”), pursuant to which Diller will irrevocably assign, on the terms and conditions set forth therein, the Splitco Proxy to Splitco until the Proxy Swap Termination Date;

WHEREAS, in connection with the Diller Assignment, the Malone Group will grant an irrevocable proxy to Diller to vote, subject to certain limitations, all shares of Splitco Series A Stock and Splitco Series B Stock (together with the Splitco Series A Stock, the “Splitco Common Stock”), Beneficially Owned at the Effective Time or thereafter by one or both members of the Malone Group or with respect to which one or both members of the Malone Group have the power to vote (the “Covered Shares”); and

WHEREAS, Diller and the Malone Group are entering into this Agreement in order to set forth the terms and conditions of the Proxy and the other matters as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      CERTAIN DEFINITIONS.

As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries controls is controlled by or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other, (ii) no member of the Malone Group shall be deemed to be an Affiliate of Liberty, Splitco, Expedia or Diller, (iii) none of Liberty, Splitco, Expedia or Diller shall be deemed to be an Affiliate of any of such other persons, (iv) none of Liberty Media Corporation, Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc., Discovery Communications Inc., Starz, CommerceHub, Inc. or Liberty Global plc and, following the Split-Off, Liberty, shall be deemed to be an Affiliate of Splitco or any member of the Malone Group and (v) IAC/InterActiveCorp (“IAC”) shall not be deemed to be an Affiliate of Expedia or Diller.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Owner” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock which is then entitled to vote generally in the election of directors shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any Equity which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by a Person, (ii) no Person shall be deemed to beneficially own any Equity solely as a result of such Person’s execution of any Transaction Instrument (including by virtue of holding a proxy with respect to any shares) or such Person’s filing of any reports, forms or schedules with the Securities and Exchange Commission in connection with any of the matters contemplated hereby or thereby and (iii) no member of the Malone Group will be deemed to beneficially own any Equity held by The Tracy M. Amonette Trust A (also known as the Tracy L. Neal Trust A) or The Evan D. Malone Trust A, unless and until a member of the Malone Group exercises its right of substitution and acquires such Equity from The Tracy M. Amonette Trust A (also known as the Tracy L. Neal Trust A) or The Evan D. Malone Trust A, respectively.

“Board” means the board of directors of Splitco.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Certificate” means the Amended and Restated Certificate of Incorporation of Splitco, as in effect at the Effective Time (as the same may be amended from time to time).

“Common Stock Directors” shall have the meaning assigned to it in the Certificate.

“Contract” means any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license.

“Convertible Securities” means (x) any securities of a Person that are convertible into or exercisable or exchangeable for any shares of any class or series of common stock of such Person or any other Person, whether upon conversion, exercise, or exchange, pursuant to antidilution provisions of such securities or otherwise (other than, for purposes of this Agreement, the Class B common stock of Expedia or the Splitco Series B Stock), and (y) any subscriptions, options, rights, warrants or calls (or any similar securities) or agreements or arrangements of any character, in each case to acquire common stock, preferred stock or other Capital Stock.

“Covered Series A Shares” has the meaning set forth in Section 4(b).

“Covered Series B Shares” has the meaning set forth in Section 4(b).

“Covered Shares” has the meaning set forth in the Recitals.

“Diller” has the meaning set forth in the Preamble.

“Diller Assignment” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in the Transaction Agreement.

“Equity” means any and all shares of Capital Stock of the applicable Person and Convertible Securities of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Matter” means any matter submitted to a vote of the stockholders of Splitco or by which the stockholders of Splitco may act by written consent to (x) approve any agreement or transaction (i) between Splitco or any of its Affiliates, on the one hand, and Diller, IAC or any of their respective Affiliates, on the other hand, or (ii) between Splitco or any of its

Affiliates, on the one hand, and Expedia or its Subsidiaries, on the other hand or (y) remove any Series B Director in accordance with Article V, Section D of the Certificate.

“Expedia” means Expedia, Inc., a Delaware corporation and any successor by merger, consolidation or other business combination.

“Expedia Board” means the board of directors of Expedia.

“Expedia Board Voting Determination” has the meaning set forth in the Certificate.

“Expedia Reimbursement Agreement” has the meaning set forth in the Transaction Agreement.

“Governance Agreement” has the meaning set forth in the Recitals.

“Governance Agreement Assignment” has the meaning set forth in the Recitals.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

“IAC” has the meaning set forth in this Section 1 in the definition of “Affiliate.”

“Letter Agreement” means that certain letter agreement from Diller to Liberty, to be delivered in connection with the Split-Off pursuant to the last sentence of Section 5.1 of the Stockholders Agreement.

“Liberty” has the meaning set forth in the Recitals.

“LVNTA” means the Series A Liberty Ventures common stock, par value $0.01 per share, of Liberty.

“LVNTB” means the Series B Liberty Ventures common stock, par value $0.01 per share, of Liberty.

“Malone” has the meaning set forth in the Preamble.

“Malone Group” has the meaning set forth in the Preamble.

“Mrs. Malone” has the meaning set forth in the Preamble.

“NASDAQ” means The Nasdaq Global Select Market.

“Permitted Assigns” has the meaning set forth in the Transaction Agreement.

“Permitted Transferee” has the meaning set forth in Section 3.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Proxy” has the meaning set forth in Section 2(a)(i).

“Proxy Swap Termination Date” has the meaning assigned to it in the Transaction Agreement.

“Removal Consent” has the meaning set forth in the Transaction Agreement.

“Series B Director” shall have the meaning assigned to it in the Certificate.

“Splitco” means Liberty Expedia Holdings, Inc., a Delaware corporation and any successor by merger, consolidation or other business combination.

“Splitco Bylaws” means the amended and restated bylaws of Splitco as in effect at the Effective Time, as the same may be amended from time to time in compliance with the Certificate and such bylaws.

“Splitco Common Stock” has the meaning set forth in the Recitals.

“Splitco Director Determination” has the meaning set forth in the Certificate.

“Splitco Proxy” has the meaning set forth in the Recitals.

“Splitco Series A Stock” means Series A common stock, par value $0.01 per share, of Splitco and any securities of Splitco issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, exchange or other similar reorganization.

“Splitco Series B Stock” means Series B common stock, par value $0.01 per share, of Splitco and any securities of Splitco issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, exchange or other similar reorganization (other than Splitco Series A Stock issued upon conversion of Splitco Series B Stock).

“Split-Off” has the meaning set forth in the Recitals.

“Stockholders Agreement” has the meaning set forth in the Recitals.

“Stockholders Agreement Amendment” has the meaning set forth in the Recitals.

“Stockholders Agreement Assignment” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“Temporary Disability” means a temporary mental or physical disability (as determined by either of Mrs. Malone or a physician selected by Diller and reasonably satisfactory to Malone, Mrs. Malone or a personal representative designated by Malone) preventing Malone from (i) voting Covered Shares or taking action by written consent with respect to Covered Shares on any Excluded Matter (including, for the avoidance of doubt, executing and delivering a Removal Consent or otherwise voting the Covered Shares in respect of any proposed removal of any Series B Directors), or (ii) engaging reasonably with Diller in discussions regarding the composition of the Expedia Board, in any case where such mental or physical disability occurs during the period of 30 days prior to any meeting of stockholders of Expedia or, with respect to any meeting of stockholders of Expedia at which the election of directors is to take place, between the date the Splitco Board has made an Expedia Board Voting Determination or Splitco Director Determination and the date of the upcoming meeting of the Expedia stockholders to which such Expedia Board Voting Determination or Splitco Board Determination relates.

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transaction Instrument” means any of this Agreement, the Certificate, the Splitco Bylaws, the Diller Assignment, the Stockholders Agreement, the Stockholders Agreement Assignment, the Stockholders Agreement Amendment, the Letter Agreement, the Governance Agreement, the Governance Agreement Assignment, the Transaction Agreement, and the other agreements contemplated by the matters contemplated hereby and thereby.

2.                                      PROXY AND OTHER GOVERNANCE MATTERS.

(a)                                 Irrevocable Proxy Granted to Diller.

(i)                                     Effective immediately following the Effective Time until the Proxy Swap Termination Date, but subject to the terms and conditions of this Agreement, including this Section 2, and the other Transaction Instruments, Diller is hereby irrevocably appointed and constituted as proxy with respect to the Covered Shares and is granted the sole and exclusive power to vote or act by consent with respect to the Covered Shares, on all matters submitted to a vote of Splitco’s stockholders or by which Splitco’s stockholders may act by written consent that are not Excluded Matters, pursuant to this conditional proxy (which proxy is irrevocable and coupled with an interest for purposes of Section 212 of the General Corporation Law of the State of Delaware) (the “Proxy”).  For the avoidance of doubt, Diller’s right to vote or act by written consent with respect to Covered Shares referred to herein will be deemed the right to vote or act by written consent with respect to one or both series of Covered Shares entitled to vote or consent in writing with respect to any particular matter as provided in the Certificate.

(ii)                                  Notwithstanding anything to the contrary set forth herein, the Proxy shall not be applicable in connection with any vote or action by written consent on any matter that is an Excluded Matter and Diller will have no right to vote or act by written consent with respect to the Covered Shares, with the voting of or right to act by written consent with respect to such Covered Shares on such matters to remain with (A) the Malone Group with respect to any of the matters referred to in clause (x) of the definition of

Excluded Matter and (B) Malone, or in the event of Malone’s Temporary Disability, with Mrs. Malone, with respect to any of the matters referred to in clause (y) of the definition of Excluded Matters, and the Malone Group shall take and/or refrain from taking all action necessary to ensure that no Person other than Malone or Mrs. Malone shall vote or have the power to vote the Covered Shares with respect to any matter referred to in clause (y) of the definition of Excluded Matters.  Any attempt by Diller to vote the Covered Shares on any Excluded Matter shall be void ab initio.

(iii)                               Prior to its termination on the Proxy Swap Termination Date, the Proxy will be binding upon each member of the Malone Group and such member’s respective Permitted Assigns.  The Malone Group represents that any and all other proxies heretofore given in respect of the Covered Shares are revocable, and that such other proxies either have been revoked or are hereby revoked.

(iv)                              Notwithstanding anything to the contrary set forth herein, the Proxy is personal to Diller and may not be assigned by Diller by operation of law or otherwise and may not be used by Diller’s successors.

(v)                                 Notwithstanding anything to the contrary set forth herein, and without affecting the termination of the Proxy on the Proxy Swap Termination Date, the Proxy will be suspended during any period in which Diller has suffered a mental or physical disability preventing Diller from voting or acting by written consent with respect to the Covered Shares or engaging reasonably with Malone, or receiving or following instruction from Malone, as to the matters contemplated by this Section 2 (as determined by a physician selected by Malone (on behalf of the Malone Group) and reasonably acceptable to Diller, his spouse or a personal representative designated by Diller), and during such period of disability, Malone (on behalf of the Malone Group) will be entitled to vote or consent in writing with respect to all Covered Shares, regardless of any restriction specified herein with respect to such Covered Shares. The Proxy will be reinstated (unless sooner terminated on the Proxy Swap Termination Date) upon Diller ceasing to be so disabled (as determined by a physician selected by Diller and reasonably acceptable to Malone (on behalf of the Malone Group)).

(vi)                              Notwithstanding anything to the contrary set forth in this Agreement, the Proxy shall remain in full force and effect and be enforceable (A) against any member of the Malone Group’s estate, executor or personal representative to the fullest extent and in the manner set forth in this Agreement and (B) irrespective of the death of one or both of Malone and/or Mrs. Malone.

(b)                                 Voting on Certain Matters.  Subject to Sections 2(a)(ii) and 2(d), in the event that any of the matters specified in clauses (i) through (iv) below is presented to the stockholders of Splitco for approval or the stockholders of Splitco propose to act by written consent on any such matter, Malone (on behalf of the Malone Group) and Diller will seek to agree upon how the Covered Shares will be voted on such matter.  If Malone and Diller reach an agreement as to how the Covered Shares are to be voted on such matter, Diller will vote the Covered Shares entitled to vote thereon as so agreed.  In the event Malone and Diller do not agree on how the Covered Shares are to be voted on such matter, Diller will be required to vote and will vote all

Covered Shares entitled to vote thereon against such proposal.  The foregoing provisions will be applicable to the following matters:

(i)                                     any recapitalization, reclassification or other change in the capital structure of Splitco or the voluntary commencement of any liquidation, dissolution or winding up of Splitco;

(ii)                                  any merger or other business combination involving Splitco or its Subsidiaries or any sale of all or substantially all of Splitco’s assets;

(iii)                               the creation of any new class or series of Splitco Capital Stock or the issuance (other than pursuant to options, warrants or other rights to acquire shares of Splitco Series A Stock or Splitco Series B Stock outstanding immediately following the Effective Time) of Splitco Common Stock (including to the extent required for NASDAQ purposes); and

(iv)                              any amendment of the Certificate or Splitco’s bylaws.

(c)                                  Election of Splitco Directors; Vacancies.  With respect to the election of or the filling of any vacancy with respect to Series B Directors, Diller will vote all Covered Series B Shares as he determines in his sole discretion.  With respect to the election of Common Stock Directors, Diller will vote all Covered Shares entitled to vote thereon in favor of the Recommended Slate (as defined in the Transaction Agreement) of nominees for election as Common Stock Directors at each meeting of Splitco’s stockholders at which Common Stock Directors are to be elected.

(d)                                 Class Vote.  In the event that there is a proposal for any action which requires the approval of the holders of shares of Splitco Series B Stock, voting as a separate class, other than the election of, removal of or the filling of a vacancy with respect to Series B Directors, Diller will, with respect to such class vote, vote all Covered Series B Shares entitled to vote thereon as instructed by Malone (on behalf of the Malone Group) or, to the extent such matter is also an Excluded Matter (1) referred to in clause (x) of the definition thereof, voting of the Covered Series B Shares on such Excluded Matter will remain with the Malone Group and (2) referred to in clause (y) of the definition thereof, voting of the Covered Series B Shares on such Excluded Matter will remain with Malone or in the event of his Temporary Disability, Mrs. Malone; provided, that to the extent such proposed action (i) would result in the decrease in the voting power of a share of Splitco Series B Stock as compared to a share of Splitco Series A Stock (including, for example, as a result of (x) a decrease in the number of votes per share attributable to the Splitco Series B Stock or (y) any required conversion of Splitco Series B Stock into Splitco Series A Stock) or (ii) would change the process, or any other term, related to the election of, removal of, filling of a vacancy with respect to or voting power of Series B Directors, Diller will, with respect to such class vote, vote all such Covered Series B Shares entitled to vote thereon against such proposal.

(e)                                  Removal of Common Stock Directors.  In the event that there is a proposal to remove any Common Stock Director from the Board, Diller will vote all Covered Shares entitled to vote thereon as instructed by Malone (on behalf of the Malone Group) or, in the event of any

Temporary Disability of Malone, as instructed by Mrs. Malone.

(f)                                   Cooperation.  Diller will (i) vote (or act or not act by written consent with respect to) all Covered Shares subject to the Proxy, (ii) attend all meetings of Splitco stockholders in person or by proxy for purposes of obtaining a quorum, and (iii) execute or not execute all written consents in lieu of meetings, as applicable, in each case in accordance with the terms of the Proxy and this Agreement.  The parties acknowledge and agree that all Covered Shares will be voted in accordance with the provisions of this Agreement.

3.                                      TRANSFER RESTRICTIONS.

(a)                                 Transfer Restrictions.  Until the Proxy Swap Termination Date, the Malone Group will not sell, transfer or otherwise dispose of any Covered Shares, or any of the voting rights with respect thereto (including by way of a pledge, by tendering Covered Shares into a tender or exchange offer or by conversion of Covered Series B Shares into Covered Series A Shares at the option of the holder), or any interest in such Covered Shares or voting rights and, in the case of any Covered Shares not owned of record by the Malone Group, will cause the applicable record owner or owners not to do any of the foregoing; provided, that, the Malone Group may sell, transfer or otherwise dispose of any Covered Shares pursuant to any sale, transfer, Contract or other disposition (which, for the avoidance of doubt, excludes any pledge or conversion) to an acquiror that agrees to take such Covered Shares subject to this Agreement and that is acceptable to Diller in his sole discretion (a “Permitted Transferee”); provided, further, that the death of any member of the Malone Group shall itself not be a sale, transfer or disposition of any Covered Shares as long as a member of the Malone Group or a Permitted Assign continues to own all the Covered Shares.

(b)                                 Permitted Pledge.  Notwithstanding the foregoing Section 3(a), the Malone Group will be permitted to pledge Covered Series A Shares to a bona fide financial institution (so long as such pledge does not prevent or otherwise restrict Diller from voting such shares pursuant to the Proxy and this Agreement prior to any foreclosure of such pledge, but shall not be permitted to pledge any other Covered Shares.  Malone (on behalf of the Malone Group) will take such actions as are reasonably necessary to enable Diller to vote the Covered Series A Shares subject to any such pledge prior to any foreclosure (including, for the avoidance of doubt, delivering instructions to the pledgee or other custodian with respect to Diller’s right to vote such shares).

4.                                      REPRESENTATIONS AND WARRANTIES OF THE MALONE GROUP.

Each member of the Malone Group hereby represents and warrants to Diller that:

(a)                                 Authority for this Agreement.  (i) Each such member of the Malone Group has the power and authority to enter into this Agreement and to carry out his or her obligations hereunder, (ii) the execution and delivery of this Agreement by such member of the Malone Group has been duly authorized by all necessary action on the part of such member of the Malone Group and no other proceedings on the part of such member of the Malone Group are necessary to authorize this Agreement, (iii) this Agreement has been duly executed and delivered by such member of the Malone Group and constitutes a valid and binding obligation of such member of the Malone Group, and, assuming this Agreement constitutes a valid and binding obligation of Diller, is enforceable against such member of the Malone Group in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (iv) neither the execution, delivery or performance of this Agreement by such member of the Malone Group constitutes a breach or violation of or conflicts with any material agreement to which such member of the Malone Group is a party and (v) none of such material agreements would impair in any material respect the ability of such member of the Malone Group to perform his or her obligations hereunder.

(b)                                 Ownership of Shares.  As of the date hereof, the Malone Group is the Beneficial Owner of [•] shares of LVNTA with respect to which [•] number of shares of Splitco Series A Stock will be issued as of the Effective Time (such shares of Splitco Series A Stock so issued, together with any other shares of Splitco Series A Stock that constitute Covered Shares, the “Covered Series A Shares”) and the Beneficial Owner of [•] shares of LVNTB with respect to which [•] number of shares of Splitco Series B Stock will be issued as of the Effective Time (such shares of Splitco Series B Stock so issued, together with any other shares of Splitco Series B Stock that constitute Covered Shares, the “Covered Series B Shares”), in each case, pursuant to the Split-Off.  The Covered Shares, as of the Effective Time, will be free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever, other than encumbrances created by this Agreement or any other Transaction Instrument, any restrictions on transfer under applicable federal and state securities laws and, with respect to any Covered Series A Shares, any encumbrances, as described on Schedule 4(b) hereto.  As of the Effective Time, the Malone Group will have the sole authority to direct the voting of the Covered Shares and grant the Proxy in accordance with the provisions of this Agreement and the sole power of disposition with respect to the Covered Shares (subject to the restrictions created by this Agreement or any other Transaction Instrument and any restrictions on transfer under applicable federal and state securities laws).  Except for the Covered Shares and Convertible Securities of Splitco convertible solely into Covered Shares, in each case, received pursuant to the Split-Off, the Malone Group will not Beneficially Own any other Equity of Splitco or any securities of any other Person convertible into or exchangeable for Equity of Splitco, in each case as of the Effective Time.

5.                                      REPRESENTATIONS AND WARRANTIES OF DILLER. Diller hereby represents and warrants to the Malone Group that (a) Diller has the power and authority to enter into this Agreement and the Diller Assignment and to carry out his obligations hereunder and thereunder, (b) the execution and delivery of this Agreement and the Diller Assignment by Diller has been duly authorized by all necessary action on the part of Diller and no other proceedings on the part of Diller are necessary to authorize this Agreement or the Diller Assignment, (c) this Agreement has been duly executed and delivered by Diller and constitutes a valid and binding obligation of Diller, and, assuming this Agreement constitutes a valid and binding obligation of the Malone Group, is enforceable against Diller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (d) the Diller Assignment has been duly executed and delivered by Diller and constitutes a valid and binding obligation of Diller, and, assuming the Diller Assignment constitutes a valid and binding obligation of Splitco, is enforceable against Diller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (e) neither the execution, delivery or performance of this Agreement or the Diller Assignment by Diller constitutes a breach or violation of, or conflicts with any provision of any material agreement to which Diller is a party, and (f) none of such material agreements would impair in any material respect the ability of Diller to perform his obligations hereunder or thereunder.

6.                                      TERM; TERMINATION.  This Agreement will terminate upon the Proxy Swap Termination Date, without any requirement to give notice, whereupon the Proxy will be immediately revoked (unless notice of termination is required pursuant to the Transaction Agreement, in which case this Agreement will terminate on the Proxy Swap Termination Date as determined thereby) and the right to vote the Covered Shares subject to the Proxy will revert to and be vested solely in the Malone Group or any Permitted Assign; provided, however, that, nothing in this Section 6 shall relieve any party of any liability for a breach of this Agreement prior to such termination.

7.                                      MISCELLANEOUS.

(a)                                 Remedies.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.  In the event that a party institutes any suit or action under this Agreement, including for specific performance or injunctive relief pursuant to this Section 7, the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable fees and expenses of counsel, accountants, consultants and other experts.

(b)                                 Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further actions as the other party may reasonably request in order to evidence or effectuate the matters contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(c)                                  Expenses.  Except as otherwise provided in any Transaction Instrument, all costs and expenses incurred in connection with the matters contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(d)                                 Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the matters contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(e)                                  Assignment; Successors.  Except as otherwise provided herein, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (except, in the case of a member of the Malone Group, to a Permitted Assign or Permitted Transferee) by a party without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  All authority conferred herein shall survive the death of any member of the Malone Group and in the event of any member of the Malone Group’s death, any rights or obligation of the Malone Group or such member thereof under this Agreement shall be for the benefit of and binding upon the estate, executor(s) and personal representative(s) of such member of the Malone Group.

(f)                                   Entire Agreement; No Third-Party Beneficiaries.  Except as otherwise expressly set forth herein or therein, this Agreement, the other Transaction Instruments and the Expedia Reimbursement Agreement, including any exhibits and schedules hereto or thereto, (i) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof or thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way and (ii) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties hereto and their respective successors and permitted assigns; provided, that, Splitco is deemed to be a third-party beneficiary of the rights and obligations of the parties set forth in Section 2 of this Agreement and will be entitled to enforce the rights and obligations of the parties under such Section 2 as if it were a party hereto.

(g)                                  Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (A) when delivered in person, (B) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (C) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (D) on the next Business Day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

If to the Malone Group, to:

John C. Malone

c/o Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Facsimile:

E-Mail:

with a copy (which shall not constitute notice) to:

Sherman & Howard L.L.C.

633 Seventeenth Street

Suite 3000

Denver, CO 80202

Attention:                                         Steven D. Miller

Facsimile:                                         (303) 298-0940

E-Mail:                                                       smiller@shermanhoward.com

If to Diller, to:

c/o Arrow Investments, Inc.

555 West 18th Street

New York, NY 10011

Attention:                                         Barry Diller

Facsimile:

E-Mail:

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:                                         Andrew J. Nussbaum, Esq.

Facsimile:                                         (212) 403-2000

E-mail:                                                        AJNussbaum@wlrk.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

(h)                                 Severability.  Whenever possible, each provision (or portion thereof) of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision (or portion thereof) of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then (subject to Section 6 hereof) such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)                                     Amendments and Waivers.  This Agreement may not be amended, modified, or waived except in a written instrument executed by the parties; provided, that no amendment or modification of the provisions of Section 2 hereof, or any waiver of any right or obligation thereunder, will be effective unless consented to in writing by Splitco. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(j)                                    No Implied Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(k)                                 Interpretation.  To the extent any consent of, or action or instruction by, the Malone Group is required by this Agreement, the consent, action or instruction by Malone, or, in the event (x) Malone should become Disabled (as defined in the Transaction Agreement) or suffer from a Temporary Disability, Mrs. Malone, or (y) of Malone’s death, the executor of Malone’s estate or personal representative following Malone’s death, or any Permitted Assign or Permitted Transferee of Malone, shall be deemed to be the consent, action or instruction by the Malone Group.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  When this Agreement contemplates a certain number of securities, whether Splitco Common Stock or otherwise, as of a particular date, such number of securities shall be deemed to be appropriately adjusted to account for stock splits, dividends, recapitalizations, combinations of shares or other change affecting the such securities. In the event of any ambiguity or claimed ambiguity in any provision of a Subject Instrument (as defined in the Transaction Agreement), such provision shall be construed in light of the purpose acknowledged and agreed by the parties that Diller’s rights and interests, including without limitation with respect to the control of Expedia by virtue of the Splitco Proxy, subject to the terms thereof, shall not be affected or changed by any of the Subject Instruments, except to the extent specifically set forth therein.

(l)                                     Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.

John C. Malone

Leslie Malone

Barry Diller

[Signature Page to Malone Proxy]